UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.               )

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ArQule, Inc.
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Dear Shareholders,

As we approach the middle of 2007, we have a great sense of anticipation and expectation for the future. One catalyst for this positive momentum has been the excellent reception by the academic, industry and investor communities of initial data from our ARQ 197, c-Met inhibitor program. After presentation of early data at the main European cancer meeting (EORTC-AACR) in November, interest in this program has continued to grow. We are close to initiating a comprehensive phase 2 program for this compound by the middle of 2007, and will be presenting the summary phase 1 data at the June ASCO meeting. The highly competitive nature of the field for c-Met inhibitors demonstrates the high value placed on this anti-cancer pathway. We believe that ARQ 197 has some unique features that will enable us to compete effectively in this area of clinical science. Our initial phase 2 program anticipates the investigation of ARQ 197 in patients with prostate, pancreas, stomach and lung cancers, with further indications to follow. We are fully committed to ensuring we do all that we can to provide benefit to patients with these difficult to treat diseases.

While ARQ 197 has recently taken center-stage in the ArQule clinical portfolio, our most advanced program—based on E2F1 elevation—has quietly progressed according to planned timelines. This program comprises two compounds, ARQ 501 and ARQ 171, in phase 2 and phase 1 testing, respectively.  On completion of phase 2 studies for ARQ 501 and phase 1 studies for ARQ 171, our partner Roche will decide whether to license the program (comprising both compounds). Based on current estimates, which are subject to change, we anticipate this decision could be made in the early part of 2008. In the event that Roche chooses to license the E2F1 program, we will receive milestone payments and royalties on sales if a compound reaches the market, while Roche will be responsible for all subsequent trials and costs.

At our core, we remain a research driven company. While discovery research is inherently risky, our discovery portfolio is broad enough that we may anticipate the potential for new clinical programs from 2008 onwards. The highest priority in our preclinical portfolio, as of early 2007, is our B-Raf kinase lead optimization effort. This pathway has been implicated in malignant melanoma and a number of other tumor types. If all goes well, we anticipate selection of a compound for formal animal testing during the later part of the year.

During 2006, we have significantly strengthened our leadership team. In April, Peter Lawrence joined us as Executive Vice President in charge of legal affairs and business development; in July, Nigel Rulewski joined ArQule as Chief Medical Officer. Tom Chan was promoted to Senior Vice President in charge of Drug Discovery and Preclinical Development, while Michael Loberg joined our Board of Directors in early 2007.

In summary, ArQule is well positioned to continue its exciting growth as a research-based oncology company. We extend our thanks to our shareholders, our employees past and present, and the communities that support us.

Stephen Hill
President and CEO
ArQule, Inc.

ARQULE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Our 2007 Annual Meeting of Stockholders will be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 9:00 a.m. Eastern Daylight Saving Time on Friday, May 18, 2007 for the following purposes:

1.                To elect Michael D. Loberg and Nancy A. Simonian as directors to hold office for a term of three years and until their respective successors are elected and qualified;

2.                To approve an amendment to our Amended and Restated 1996 Director Stock Option Plan to increase the number of shares of common stock available for awards under such plan by 250,000 from 500,500 to 750,500 shares of common stock;

3.                To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for purchase by participants in such plan by 370,000 from 1,230,000 to 1,600,000 shares of common stock;

4.                To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007; and

5.                To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Only stockholders of record at the close of business on March 30, 2007 will be entitled to vote at the meeting or any adjournment. A list of these stockholders will be available for examination by any stockholder for any purpose germane to the meeting for a period commencing ten days before the meeting during ordinary business hours at the offices of ArQule, Inc.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALSO, YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

By order of the Board of Directors,
Peter S. Lawrence
Executive Vice President, Chief Business Officer, General Counsel and Secretary
Dated: April 16, 2007

ARQULE, INC.

19 Presidential Way
Woburn, Massachusetts 01801-5140
Telephone: (781) 994-0300

Proxy Statement

General Information

With the enclosed proxy card, our Board of Directors is soliciting your proxy for use at our 2007 Annual Meeting of Stockholders to be held at The Museum of Science, Science Park, Boston, Massachusetts 02114 at 9:00 a.m. Eastern Daylight Saving Time on Friday, May 18, 2007 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to stockholders on or about April 16, 2007.

The principal business expected to be transacted at the meeting, as more fully described below, will be the election of directors, the approval of an amendment to our Amended and Restated 1996 Director Stock Option Plan, the approval of an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan and the ratification of the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007.

The authority granted by an executed proxy may be revoked at any time before its exercise by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

We will bear the cost of solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by our officers and employees in person or by telephone.

Only stockholders of record at the close of business on March 30, 2007 will be entitled to vote at the meeting. On that date, we had outstanding 35,831,456 shares of common stock, $0.01 par value (“Common Stock”), each of which is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of our outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business.

You may submit your proxy in writing, electronically or by telephone according to the instructions on the enclosed proxy card. If you submit a proxy without directions as to votes on the matters to be considered at the Annual Meeting, the proxy will be voted “FOR” the election of the nominees listed below and “FOR” proposals 2, 3 and 4. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. Broker non-votes are proxies submitted by brokers that do not indicate a vote for one or more proposals because the brokers have not received instructions from the beneficial owners on how to vote on these proposals and do not have discretionary voting authority.

PROPOSAL 1—ELECTION OF DIRECTORS

Our by-laws provide that the number of directors is established by our Board of Directors but shall not be fewer than one. For 2007, the number of directors is currently fixed at seven, divided into three classes as equal in number as possible and defined by the expiration dates of their terms of service. Currently, there are seven directors serving. At the meeting, two directors will be elected to hold office for three years and until their respective successors are elected and qualified.

Michael D. Loberg, Ph.D., and Nancy A. Simonian, M.D., both of whom are presently serving as directors, have been nominated for re-election by our Board of Directors for a term of three years. Unless your proxy withholds authority to vote for any of the nominees, the shares represented by your proxy will be voted for their election as the Board’s nominees. If any nominee is unable to serve, which is not expected, the shares represented by your proxy will be voted for such other candidate as may be nominated by the Board of Directors.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is required to elect each of the nominees. Broker non-votes and votes withheld will not affect the outcome of the election of directors.

Set forth below is certain information about the qualifications and experience and other directorships of the nominees and our continuing incumbent directors.

Nominees for Terms Expiring at the Annual Meeting to be Held in 2010

Michael D. Loberg, Ph.D. (Age: 59) Dr. Loberg has been a director since January 2007. He previously served as president and chief executive officer of NitroMed, Inc. from 2003 to 2006, and as chief executive officer of that company from 1997 to 2003. Dr. Loberg held a number of senior management positions at Bristol-Myers Squibb (BMS) from 1979 to 1997, including president of the Company’s Oncology and Immunology, U.S. Primary Care, Northern Europe, Specialty Pharmaceuticals and Squibb Diagnostics divisions, as well as director and vice president, E.R. Squibb & Sons Research and Development. Prior to BMS, he was at the University of Maryland, as associate professor of medicine and pharmacy from 1976 to 1979 and as assistant professor from 1973 to 1976. Dr. Loberg is a director of Advanced Magnetics, Inc., Kereos, Inc. and Inotek Pharmaceuticals Corporation. He holds a B.S. in chemistry from Trinity College and a Ph.D. in chemistry from Washington University.

Nancy A. Simonian, M.D. (Age: 46) Dr. Simonian has been a director since May 2006. Dr. Simonian is currently Chief Medical Officer and Senior Vice President of Clinical, Medical and Regulatory Affairs at Millennium Pharmaceuticals, Inc., where she has worked since 2001. From 1995 to 2001, Dr. Simonian was at Biogen, Inc. where she was the Vice President of Medical Research, responsible for the development of Avonex, Tysabri, as well as multiple gene therapy clinical development programs. Prior to joining industry, Dr. Simonian was on the faculty of Massachusetts General Hospital and Harvard Medical School as an assistant professor of neurology and was engaged in both basic science and clinical research related to neurodegenerative diseases. Dr. Simonian graduated from Princeton University, received her M.D. from the University of Pennsylvania Medical School and completed her internship in medicine and residency in neurology at Massachusetts General Hospital.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE
NOMINEES LISTED ABOVE.

Continuing Incumbent Directors with Terms Expiring at the Annual Meeting to be Held in 2008

Ronald M. Lindsay, Ph.D. (Age: 59) Dr. Lindsay has been a director since June 2005. He currently operates Milestone Consulting, a biopharmaceutical consulting enterprise. Dr. Lindsay was previously Chief Scientific Officer and Vice President, Research and Development, at diaDexus Inc. from 2000 to 2004, and held a number of positions at Millennium Pharmaceuticals, Inc., including Senior Vice President, Biotherapeutics, from 1997 to 2000. At Regeneron Pharmaceuticals, where he worked from 1989 to 1997, he was a founding scientist and Vice President, Neurobiology. Dr. Lindsay also worked at the Sandoz Institute for Medical Research, London from 1984 to 1989, where he was Head of Cell Biology. He is a director of Sequenom Inc., HistoRx Inc. and Neuro3D, and a Senior Advisor to TVM-Capital, Munich. Dr. Lindsay completed post-doctoral work at the Friedrich Miescher Institute, and he holds a B.Sc. (Hons) in chemistry from the University of Glasgow and a Ph.D. in biochemistry from the University of Calgary.

William G. Messenger (Age: 46) Mr. Messenger has been a director since January 2005. He has been the owner and managing director of the Lexington Sycamore Group, consultants in the fields of business strategy, organization and leadership since 1994. Mr. Messenger serves as Director of the Mockler Center for Faith and Ethics in the Workplace at Gordon-Conwell Theological Seminary. He is also Director of the Boston Division of the Business Leadership & Spirituality Network. Mr. Messenger received a BS in Physics with highest honors from Case Western Reserve University, an MBA with high distinction from Harvard Business School and a Master of Divinity degree, summa cum laude, from Boston University School of Theology.

Patrick J. Zenner (Age: 60) Mr. Zenner was named Chairman of the Board in May 2004 and has been a director since 2002. A 32-year veteran of the pharmaceutical industry, Mr. Zenner retired in 2001 from the position of President and Chief Executive Officer of Hoffmann-La Roche Inc., North America. Hoffmann-La Roche Inc., based in Nutley, N.J., is the prescription drug unit of the Roche Group. Long active in industry, academic and civic affairs, Mr. Zenner is past chairman of the HealthCare Institute of New Jersey and served on the Boards of Directors and Executive Committees of the Pharmaceutical Research & Manufacturers of America (PhRMA) and the Biotechnology Industry Organization (BIO). Mr. Zenner is currently on the Board of Trustees of Creighton University and is Chairman of the Board of Trustees of Fairleigh Dickinson University. In addition, Mr. Zenner is a member of the Boards of Directors of CuraGen Corporation, Dendrite International, Inc., Praecis Pharmaceuticals Inc., Geron Corporation, Sciele Pharma, Inc., Xoma Ltd., West Pharmaceutical Services, Inc., and Exact Sciences, Inc.

Continuing Incumbent Directors with Terms Expiring at the Annual Meeting to be Held in 2009

Timothy C. Barabe (Age: 54) Mr. Barabe has been a director since November 2001. Mr. Barabe is currently Senior Vice President and Chief Financial Officer of Human Genome Sciences, Inc. Previously, he was with Regent Medical Limited, a U.K.-based privately owned surgical supply company, where he served as Chief Financial Officer from 2004-2006. Mr. Barabe served with Novartis AG from 1982 through August 2004 in a succession of senior executive positions in finance, general management and strategic planning, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. From February 2002 until April 2003, Mr. Barabe was Group Vice President and President, CIBA Vision Corporation Specialty Lens Business. From 1993 through January 2002, Mr. Barabe was the Chief Financial Officer of CIBA Vision Corp., a contact lens and lens care subsidiary of Novartis. Mr. Barabe received his B.B.A. degree from the University of Massachusetts (Amherst) and his M.B.A. degree from the University of Chicago.

Stephen A. Hill, B.M. B.Ch., M.A., F.R.C.S. (Age: 49) Dr. Hill has served as ArQule’s President and CEO since April 1999. Before joining ArQule, Dr. Hill was the Head of Global Drug Development at F. Hoffmann-La Roche Ltd. from 1997-1999. Dr. Hill joined Roche in 1989 as Medical Adviser to Roche Products in the United Kingdom. He held several senior positions there that included Medical Director, responsible for clinical trials of compounds across a broad range of therapeutic areas, such as CNS, HIV, cardiovascular, metabolic and oncology products. Subsequently, he served as Head of International Drug Regulatory Affairs at Roche headquarters in Basel, Switzerland, where he led the regulatory submissions for seven major new chemical entities. Dr. Hill also was a member of Roche’s Portfolio Management, Research, Development and Pharmaceutical Division Executive Boards. Prior to Roche, Dr. Hill served seven years with the National Health Service in the United Kingdom in General and Orthopedic Surgery. Dr. Hill is a Fellow of the Royal College of Surgeons of England and holds his scientific and medical degrees from St. Catherine’s College at Oxford University.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

At ArQule, we value honesty, integrity and fairness in our dealings with our fellow employees, our stockholders, our collaborators and our communities. In addition to meeting both the letter and the spirit of regulations and rules adopted by the Securities and Exchange Commission (“SEC”), other federal and state laws and regulations and the standards of the NASDAQ Global Market (“Nasdaq”), our directors have mandated that our business dealings comply with the highest ethical and corporate governance standards.

We have adopted general corporate governance principles, the ArQule Corporate Code of Conduct (“Code of Conduct”) and related policies to provide guidance to our directors and management in their efforts to provide effective and appropriate corporate governance. As is the case with our other policies and practices, the tenets reflected in the Code of Conduct and policies are intended to align the interests of our directors, management and other employees with those of our stockholders. We will review and, if necessary in our judgment, modify the guidelines from time to time. The governance principles, Code of Conduct and certain related policies are posted on our website at http://www.arqule.com in the “Investors and Media” section under the heading, “Corporate Governance.”

Corporate Code of Conduct

The Code of Conduct is applicable to our directors, employees and officers, including our President and Chief Executive Officer and our Acting Chief Financial Officer and Treasurer (our principal executive and principal accounting and financial officers) and our other named executive officers. The Code of Conduct addresses: the standards of conduct expected of each director, officer and employee; conflicts of interest; disclosure process; compliance with laws, rules and regulations (including insider trading laws); corporate opportunities; confidentiality; fair dealing; and protection and proper use of Company assets. It also strongly encourages the reporting of any illegal or unethical behavior. Waivers of the requirements of the Code of Conduct or associated policies with respect to members of the Board and executive officers are subject to the approval of the full Board or a committee of the Board to which resolution of the matter is delegated and will be disclosed on our website.

Director Qualifications and Nomination Process

Director Qualifications

The Compensation, Nominating and Governance Committee identifies nominees for directors from various sources including referrals from current Board members and industry contacts. In the past it has used third party consultants to assist in identifying, evaluating and recruiting potential nominees. The directors have not set formal criteria or qualifications for individuals to be nominated or re-nominated as candidates for Board membership. Instead, the Compensation, Nominating and Governance Committee takes many factors into consideration in evaluating an individual’s suitability. Such factors include a candidate’s judgment, ethics, integrity, values, business experience at policy-making levels in areas relevant to the Company’s business, educational and professional background, level of commitment and other competing professional obligations. The Company does not require members of the Board (or our executive officers) to purchase or hold a minimum amount of shares of our Common Stock.

Stockholder Nominations

The Compensation, Nominating and Governance Committee has not established any special procedures for stockholder submission to the Compensation, Nominating and Governance Committee of nominees for election to the Board of Directors. Our by-laws permit any stockholder entitled to vote for the election of directors to nominate directors. We believe that this long-standing mechanism, in place since incorporation of the Company, provides the appropriate means for stockholder nominations. Under our by-laws, a stockholder wishing to nominate a director candidate must deliver or mail written notice of such nomination to the Chairman of the Board, the President or the Secretary of the Company at our principal executive offices. If the election is to be held at the annual meeting of stockholders, notice must be received at least 75 days before the anniversary date of the prior year’s meeting, assuming there was an annual meeting in the prior year and the date of the current year’s annual meeting is not more than 30 days before or after the anniversary date of the prior year’s meeting. Otherwise, notice must be received at least 45 days before the date of the current year’s annual meeting or a special meeting, if at least 60 days’ notice or prior public disclosure of the date of the current year’s annual meeting or the special meeting is provided. If neither of the previous two sentences applies, notice must be received no later than 15 days after the date on which notice of the date of the current year’s annual meeting or the special meeting was mailed or public disclosure was made of such meeting date. The notice must include the stockholder’s name and address and the class and number of shares of securities beneficially owned by such stockholder, and each nominee’s: (i) name, age, business address and home address; (ii) principal occupation or employment; (iii) beneficial ownership of Company securities, including the class and number of shares of stock; and (iv) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation, Nominating and Governance Committee will consider all nominees submitted by stockholders in the manner described above. No distinction is made between nominees submitted by stockholders and other candidates. All potential nominees will be evaluated on the same basis.

Communications with Directors

We do not have a formal process for communication by stockholders to directors; however, stockholders and others who wish to communicate may write to the Board as a whole or individual directors at: Investor Relations, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts 01801-5140, Attn. William B. Boni, Vice President, Investor Relations. Such communications will be forwarded directly to the addressee(s).

Director Independence

For a director to be designated as independent, as defined by Nasdaq listing standards, our Board must determine that he or she has no “material relationship” with the Company other than that of a director. When assessing the materiality of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of any services performed for us outside the scope of duties as a director, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

For a Nasdaq-listed company, a director is not deemed independent if any of the following circumstances exist:

•       the director is currently, or was at any time during the past three years, employed by the company, its parent or subsidiaries, or if any of the director’s family members is, or was, an executive officer of the company, its parent or subsidiaries, at any time during the past three years:

•       the director accepts, or has a family member who accepts, from the company, its parents or subsidiaries, any payment in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than:

•        compensation for board or committee service;

•        payments arising from investments in the company’s securities;

•        compensation paid to a family member who is a non-executive employee of the company, its parent or subsidiary;

•        benefits under a tax-qualified retirement plan, and

•        loans not prohibited under SEC and Nasdaq rules;

•       the director is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments (other than payments arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues during the current or any of the past three fiscal years;

•       a director is, or has a family member who is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company served on the compensation committee of such other entity; or

•       the director is, or has a family member who is, a current partner of the company’s outside auditors, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during the past three years.

On January 16, 2007, the Board of Directors determined that Timothy C. Barabe, Ronald J. Lindsay, Michael D. Loberg, William G. Messenger, Nancy A. Simonian and Patrick J. Zenner, constituting a majority of the Board members, are “independent directors” as that term is defined in the Nasdaq listing standards. In addition, during 2006 Michael J. Astrue, Laura Avakian, Werner Cautreels and Tuan Ha-Ngoc, all of whom served as directors, were independent directors.

Review and Approval of Related Person Transactions

Under our Conflict of Interest Policy, no director, director nominee or executive officer, may enter into any transaction or relationship that is disclosable by the Company pursuant to SEC Regulation S-K, Item 404 without the prior approval of the disinterested members of the Compensation, Governance and Nominating Committee. No director, or executive officer may directly or indirectly approve, or represent the Company or the other party in arranging, the terms of any transaction between the Company and a party with which he/she has any relationship of a type that is disclosable by the Company pursuant to SEC Regulation S-K, Item 404. All transactions between ArQule and a party with which a director or executive officer has such a relationship shall be on an arm’s length basis.

It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the relationship or transaction, following review of all of the relevant factors including those specified in our Conflict of Interest Policy and approval by the Compensation, Nominating and Governance Committee.

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

No member of the Compensation, Nominating and Governance Committee during fiscal year 2006 served as an officer, former officer, or employee of the Company or had a relationship disclosable under our policies. Further, during 2006, no executive officer of the Company served as:

•       A member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation, Nominating and Governance Committee; or

•       A director of any other entity, one of whose executive officers or their immediate family member served on our Compensation, Nominating and Governance Committee.

BOARD COMMITTEES AND MEETINGS

The Board of Directors held seven meetings during 2006, and each director, except one, attended 100% of all meetings of the Board and of all committees of the Board on which he or she served. Dr. Cautreels attended less than 75% of the aggregate number of such meetings for business reasons that could not be avoided. In order to meet his increased responsibilities with his employer, Dr. Cautreels resigned from the Board on April 12, 2006.

We do not have a policy regarding attendance of directors at our annual meeting of stockholders. Stephen A. Hill, our President and Chief Executive Officer and a director, attended our annual meeting in May 2006.

Committees of the Board

Our Board of Directors has a standing audit committee (the “Audit Committee”), compensation, nominating and governance committee (the “Compensation, Nominating and Governance Committee”) and science committee (the “Science Committee”). Each of these committees is chaired by, and comprised entirely of, independent directors.

Audit Committee

In 2006, the Audit Committee consisted of Mr. Barabe, Mr. Messenger and Mr. Zenner. Mr. Barabe served as Chairman of the Audit Committee during 2006. The Audit Committee met six times in 2006. Each member of the Audit Committee, both during 2006 and currently, was and is independent as defined by Nasdaq listing standards. The Board of Directors has determined that Mr. Barabe is an audit committee financial expert as defined in SEC rules.

The principal purposes of the Audit Committee are:

•       generally to oversee the integrity of the Company’s financial reporting process;

•       in particular, to monitor:

•        the integrity of the Company’s financial statements;

•        the Company’s compliance with legal and regulatory requirements; and

•        the qualifications, independence and performance of the Company’s independent registered public accountants and of its internal audit function; and

•       to review and approve any report required by the SEC to be included in our reports and filings.

The Company’s independent registered public accountants (currently, PricewaterhouseCoopers LLP, an independent registered public accounting firm) are ultimately accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee has sole authority and responsibility to select, hire, oversee, evaluate, approve the compensation of, and, where appropriate, replace our independent registered public accountants.

Compensation, Nominating and Governance Committee

In 2006, the Compensation, Nominating and Governance Committee initially consisted of Mr. Astrue, Ms. Avakian and Mr. Zenner with Ms. Avakian serving as Chairman. In April 2006, Ms. Avakian resigned as a director concurrently with her retirement from the Massachusetts Institute of Technology. In July 2006, Mr. Ha-Ngoc was appointed to the Compensation, Nominating and Governance Committee and served as its Chairman until his resignation. In October 2006, Mr. Astrue resigned as a director in connection with his nomination to become the Commissioner of the Social Security Administration. In

November 2006, Mr. Ha-Ngoc resigned as a director for business reasons. The Compensation, Nominating and Governance Committee met five times in 2006.

The purposes of the Compensation, Nominating and Governance Committee are to:

•       advise the Board concerning the Company’s compensation philosophy and policies, in general, and, in particular, to determine, or recommend to the Board for determination, the compensation of the Company’s Chief Executive Officer and all other executive officers and directors;

•       advise the Board regarding succession planning for the Company’s Chief Executive Officer;

•       identify individuals qualified to become members of the Board;

•       recommend to the Board candidates to fill vacancies on the Board;

•       recommend to the Board the directors to be appointed to its committees;

•       assess, or insure that the Board assesses, the performance of individual members of the Board and the Board as a body;

•       administer our stock option, stock purchase, and other stock compensation plans;

•       prepare the compensation committee report required to be included in the proxy statement for our annual meeting of stockholders; and

•       oversee the Company’s efforts to meet its corporate governance and legal and regulatory obligations and identify, review and resolve issues relating to such matters.

Science Committee

In 2006, the Science Committee initially consisted of Dr. Cautreels, who served as Chairman, and Dr. Lindsay. On April 12, 2006, Dr. Cautreels resigned as a director. On May 12, 2006, Dr. Simonian joined the Board and was appointed to the Science Committee. The Science Committee did not meet formally in 2006 but provided advice and input to management on an ad hoc basis throughout 2006.

The Science Committee is responsible for:

•       reviewing the scientific direction of the Company;

•       playing a role in deciding the manner by which the Company will continue to enhance its capabilities as a drug discovery organization (whether by acquisition, merger, in-licensing, internal growth or a combination of those methods); and

•       evaluating the scientific opportunities under consideration by management.

The Committee is also available to management to review data relating to new scientific directions for the Company and other science-related matters and to perform such other services as may be delegated to it by the Board of Directors.

Charters

The Board of Directors has adopted written charters for each of our standing committees which may be viewed by accessing the “Investors and Media” section of our website at www.arqule.com and clicking on the headings “Corporate Governance” and “Committee Charters.”

DIRECTOR COMPENSATION

The following table provides information concerning compensation paid by the Company to its non-employee directors during 2006. Any director who is also an employee of the Company will not be compensated for his or her service as a director. Currently, Dr. Hill is the only director who is also our employee, and his compensation is disclosed in the Summary Compensation Table on page 17.

	Fees
	Earned or
	Paid in	Option
Name	Cash ($)	Awards ($)(1)	Total ($)
Michael J. Astrue(2)(3)	19,500	50,282	69,782
Laura Avakian(4)	11,000	—	11,000
Timothy C. Barabe(5)	41,000	36,739	77,739
Werner Cautreels, Ph.D.(6)	8,000	—	8,000
Tuan Ha-Ngoc(7)	31,500	36,739	68,239
Ronald M. Lindsay, Ph.D.	24,000	53,611	77,611
William G. Messenger	24,000	50,896	74,896
Nancy A. Simonian, M.D.	17,500	45,062	62,562
Patrick J. Zenner	46,000	55,109	101,109

(1)          Reflects the dollar amount recognized for financial reporting purposes during 2006 in accordance with FAS 123(R) for all option awards outstanding for any portion of the current year. Assumptions used in the calculation of this amount for years ended December 31, 2006, 2005 and 2004 are included in Note 3 to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2007. As of December 31, 2006, the aggregate number of exercisable option awards to purchase the indicated number of shares of Common Stock are as follows: Mr. Astrue, 21,667; Ms. Avakian, 33,000; Mr. Barabe, 36,000; Dr. Cautreels, 33,000; Mr. Ha-Ngoc, 43,000; Dr. Lindsay, 13,334; Mr. Messenger, 21,667; Dr. Simonian, 10,000; and Mr. Zenner, 37,500.

(2)          Mr. Astrue was appointed to our Board of Directors on April 8, 2005 and was granted an option to purchase 10,000 shares of our Common Stock with an exercise price of $5.29, which was the closing price of our Common Stock reported by Nasdaq on the day prior to the date of grant.

(3)          On October 12, 2006, Mr. Astrue resigned as a member of our Board of Directors in conjunction with his nomination to serve as the Commissioner of the Social Security Administration for a six-year term beginning January 20, 2007. On March 7, 2007, he relinquished all of the stock options that we had granted to him.

(4)          On April 12, 2006, Ms. Avakian resigned as a member of our Board of Directors.

(5)          Mr. Barabe elected to have a portion of his fees for service as a director in the amount of $19,779 paid to him in the form of 3,932 shares of our Common Stock in accordance with our 2005 Director Stock Compensation Plan.

(6)          On April 12, 2006, Dr. Cautreels resigned as a member of our Board of Directors.

(7)          On November 17, 2006, Mr. Ha-Ngoc resigned as a member of our Board of Directors.

Currently, each of our non-employee directors who is serving as a director prior to and immediately following any annual meeting of stockholders receives a $10,000 annual retainer. Each non-employee director also receives $2,000 for each day on which the Board of Directors meets and the director is in attendance. In addition to the base compensation for directors, the director serving as Chairman of the Board of Directors (currently, Mr. Zenner) receives a $15,000 annual retainer and $1,000 for each day on which the Board of Directors meets and the director is in attendance; the director serving as Chairman of the Audit Committee (currently, Mr. Barabe) receives a $10,000 annual retainer and $1,000 for each day on which the Board of Directors meets and the director is in attendance; the director serving as Chairman of the Compensation, Nominating and Governance Committee (currently, Mr. Messenger) receives a $10,000 annual retainer; and the director serving as Chairman of the Science Committee (currently, Dr. Lindsay) receives a $10,000 annual retainer.

All of our non-employee directors, currently six directors, are eligible to participate in our Amended and Restated 1996 Director Stock Option Plan. Pursuant to the plan, an option to purchase 20,000 shares of Common Stock is automatically granted to each non-employee director (other than the Chairman) at the time that he or she is first elected or appointed to the Board of Directors. This initial option will become exercisable as to 6,666 shares on the date of the Company’s next annual meeting following the date of grant and as to 6,667 shares on the date of each of the next two annual meetings. Also, at each annual meeting of stockholders, each eligible director (other than the Chairman) serving as a member of the board of directors prior to and immediately after such annual meeting is automatically granted an immediately exercisable option to purchase 10,000 shares of Common Stock (whether or not the director is a nominee for election at such annual meeting).

Upon the initial election of a non-employee director as Chairman of the Board, such non-employee director will be automatically granted an option to purchase 25,000 shares of Common Stock, which will become exercisable as to 8,334 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 8,333 shares on the date of each of the next two annual meetings. In addition, at each annual meeting of stockholders, such eligible director serving as Chairman of the Board prior to and immediately after such annual meeting will be automatically granted an immediately exercisable option to purchase 15,000 shares of Common Stock (whether or not the Chairman is a nominee for election at such annual meeting).

Pursuant to the ArQule, Inc. 2005 Director Stock Compensation Plan, the Company’s non-employee directors may elect to receive in lieu of all or a part of their cash compensation for service as a director, an amount of Common Stock of equivalent value. As noted in the table above, in 2006 Mr. Barabe received a portion of his fees in the amount of $19,779 in the form of Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Guiding Principles:

Our executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, we have developed an overall compensation strategy and a specific compensation plan that establish competitive base salaries and tie a significant portion of executive compensation to the Company’s success in meeting specified and measurable performance goals. In addition, through the use of stock options, we ensure that a part of each executive’s compensation is closely tied to the performance of our stock. We believe that a significant part of overall compensation for senior executives should be “at risk,” i.e., contingent upon successful implementation of the Company’s strategy. Individuals with the greatest influence on company-wide performance should have the largest amount of cash benefits and stock options at risk.

Objectives:

•       to attract and retain the best executive talent available;

•       to motivate our executives to achieve the goals inherent in our business strategy;

•       to link executive and stockholder interests through equity-based compensation; and

•       to provide a compensation package that recognizes individual contributions as well as corporate performance.

Key compensation elements:

•       base salary;

•       annual performance-based cash bonuses;

•       stock-based incentive awards; and

•       employee benefits.

Each of these elements is described in more detail below.

The Role of the Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance Committee of the Board of Directors is currently comprised of Michael D. Loberg, Ph.D., William G. Messenger and Patrick J. Zenner, each of whom is an “independent director” under applicable Nasdaq rules, a “Non-Employee Director” within the meaning of Section 16 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”).

The Committee advises the Board of Directors concerning the Company’s compensation philosophy and policies, in general, and, in particular, determines, or recommends to the Board for determination, the compensation of our Chief Executive Officer and other named executive officers and members of the Board of Directors. Recommendations and decisions made by the Committee are reported to the full Board of Directors for approval or ratification, as appropriate.

The Committee’s Process

General

The Compensation, Nominating and Governance Committee recommends the appropriate mix of elements of executive compensation including base salary, annual performance-based bonuses and stock options for our named executive officers. While the elements of compensation described below are considered separately, in making its recommendations the Committee takes into account the full compensation package afforded to the individual, including insurance and other employee benefits. The Committee also makes recommendations concerning the appropriate linkage of executive compensation to individual and corporate performance and financial returns to stockholders.

The Committee considers the views of our President and Chief Executive Officer and, with the assistance of our Vice President of Human Development, reviews selected data from the Radford Biotechnology Survey and other compensation data the Committee deems relevant. The Survey aggregates compensation data from hundreds of biopharmaceutical companies including both public and private firms of varying sizes, stages of development and geographic locations. We extract data from the Survey that relate to companies with characteristics the Committee believes are relevant to those of the Company. The Committee analyzes these data to compare the Company’s compensation packages to compensation levels in our industry and confirm the fairness and competitiveness of the total compensation the Company offers.

Benchmarking

In general terms, as a basis for its recommendations, the Compensation, Nominating and Governance Committee benchmarks total compensation for all of our employees to the median compensation (i.e. 50th percentile) of employees performing similar job functions at biotechnology companies nationally, adjusted for differences in company size, stage of development, location and performance. However, we strongly believe in retaining the best talent among our executive management team. Therefore, we have recommended and may recommend in the future total compensation packages for senior executive management that vary substantially from the median based on factors such as industry experience, scope of responsibility, knowledge and unique qualifications.

Elements of Compensation

Base Salary

Salary levels are considered annually as part of our performance review process, but also in the cases of promotion or other change in the job responsibilities of an executive officer. In 2006, Dr. Hill was paid $448,256 in base salary; Mr. Lawrence, $258,922 (pro-rated salary from his date of hire); Dr. Li, $319,872; Ms. Mawhinney, $146,002 (pro-rated salary through her resignation date); and Dr. Rulewski, $136,250 (pro-rated salary from his date of hire). The consulting firm that provided Mr. Woodrich’s services was paid $122,800 in 2006. The base salary amounts paid to Dr. Hill, Dr. Li and Ms. Mawhinney reflected their performance as executive officers, national salary competition in the biotechnology sector, salary levels in effect for comparable positions in companies with characteristics similar to ours and achievement of objectives set by the Board of Directors. The base salary amounts paid to Mr. Lawrence and Dr. Rulewski were based on the starting salary amounts agreed upon in their employment agreements. The Company considered the above-listed factors in connection with entering into those employment agreements.

Salaries of our named executive officers are reported in the Summary Compensation Table on page 17.

Performance-based Bonuses

Cash bonuses represent a percentage of each named executive officer’s salary. In determining the target percentage for the bonus of a particular executive, we consider compensation data and level of strategic contribution to the Company’s performance. As a result, Dr. Hill’s target bonus for 2006 was 50% of his base salary. For Mr. Lawrence and Dr. Rulewski, initial target bonuses were 35% of base salary as stipulated in their employment agreements described below.

At the beginning of each fiscal year, we set corporate goals at minimum, planned and maximum levels of performance and weight the goals according to their importance to our corporate strategy.  Levels of performance are expressed as percentages which, when determined by our Board of Directors following conclusion of the fiscal year, are multiplied by the named executive’s target bonus to arrive at the amount of cash payment.

The following is a summary description of our corporate goals for 2006 used for the purpose of determining performance-based bonuses:

Drug Discovery

•       initiation of GLP toxicity studies for drug candidates from our existing pipeline

Clinical Development

•       achievement of targeted patient recruitment for ARQ 501 clinical trials

•       filing of an investigational new drug application for ARQ 171

•       determination of a recommended Phase 2 clinical dosage for ARQ 197

Financial

•       achievement of targeted level of cash reserves at year-end

•       end fiscal year with headcount at targeted number

Corporate Development

•       recruitment of executive management for specific roles

Based upon our 2006 performance in relation to these goals, the Board of Directors, following the recommendations of the Compensation, Nominating and Governance Committee, determined that our named executive officers should be rewarded at 103% of their respective bonus targets. Overall, this percentage reflected achievement of goals in the clinical development, financial and corporate development categories which exceeded planned performance and in the drug discovery category at a level that was less than planned.

Dr. Hill was awarded a cash bonus of $231,700 in January 2007 in respect of his performance during 2006; Mr. Lawrence, $97,200 (pro-rated bonus from his date of hire); Dr. Li, $113,500; and Dr. Rulewski, $49,000 (pro-rated bonus from his date of hire). The bonus awards made to our named executive officers are reported in the Summary Compensation Table on page 17.

Stock Options

We grant stock options to executive officers under our Amended and Restated 1994 Equity Incentive Plan. It is our current policy to grant stock options with an exercise price equal to the closing price of our Common Stock as reported by Nasdaq on the date of grant. Options vest over various periods of time, normally four years. Stock option grants are designed to encourage the creation of stockholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation is achieved, and, once achieved, is maintained and increased. Accordingly, stock option grants align the interests of executive officers and employees with those of stockholders. In determining the amount of these grants, we evaluate the job level of the executive, responsibilities to be assumed in the upcoming year and responsibilities in prior years. In addition, we take into account the size of the officer’s awards in the past and market data relating to compensation. After consideration of all of these factors, Dr. Hill was awarded an option to purchase 150,000 shares of Common Stock in January 2007 in respect of his performance during 2006; Mr. Lawrence, 50,000 shares; Dr. Li, 64,375 shares; and Dr. Rulewski, 50,000 shares.

Annual stock option awards are generally recommended by the Compensation, Nominating and Governance Committee at a meeting in January prior to the first meeting of the Board of Directors in the fiscal year. At that meeting of the full Board (generally in the third week of January), the recommendations of the Committee are acted upon. The effective date for such grants is the date of such meeting of the full Board.

Other Elements of Compensation and Perquisites

We provide our named executive officers with certain benefits and perquisites. The value of such benefits and perquisites provided in 2006 was less than $10,000 for each named executive officer and were provided to them on the same terms as those applicable to all of our other employees. The primary benefits are:

•       health (medical, dental and vision) insurance for which the Company pays a portion of the premiums;

•       a life insurance benefit equivalent to two times base salary and short and long-term disability insurance equal to 60% of base salary, for which the Company pays the premiums;

•       if necessary in given circumstances to attract management talent, housing allowances and   relocation costs;

•       a retirement plan (401(k) Plan) under which an employee can choose to contribute up to 60% (subject to Tax Code limits) of compensation on a pre-tax basis with a matching contribution from the Company of $0.50 for each $1.00 contributed up to the first 6% of compensation;

•       a tax-qualified stock purchase plan which permits participants to acquire shares of Common Stock at a price that is 85% of the stock price on either the first day or last day of the designated offering period (generally six months), whichever is lower; and

•       tuition reimbursement up to $3,000 per year for undergraduate courses and $6,000 for graduate courses.

Currently, the Company does not have a nonqualified deferred compensation plan, a pension plan or other defined benefit plan. In addition, the Company does not have a policy on adjustments to, or recovery of, awards if the performance measures on which they were based are adjusted or restated.

Potential Payments to Named Executive Officers Upon Termination or Change of Control

Our named executive officers each have an employment contract with the Company that entitles the named executive officer to certain payments in the event of termination or a change of control of the Company. For discussion of amounts payable upon a change-in-control and other termination events, see “Potential Payments to Named Executive Officers Upon Termination or Change of Control” on page 21.

COMPENSATION COMMITTEE REPORT

The Compensation, Nominating and Governance Committee of the Board of Directors of ArQule, Inc., composed entirely of independent directors in accordance with the applicable laws, regulations, Nasdaq listing requirements and our governance guidelines, sets and administers policies that govern the Company’s executive compensation programs and various incentive and stock programs. The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K which appears elsewhere in this proxy statement with management of ArQule, Inc. Based on this review and discussion, the Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation,
Nominating and Governance Committee,

Michael D. Loberg
William G. Messenger, Chairman
Patrick J. Zenner

EXECUTIVE COMPENSATION

Set forth below are tables and text describing the cash compensation and additional incentive compensation paid to the Company’s Chief Executive Officer, Acting Chief Financial Officer, former Chief Financial Officer and our three other most highly compensated executive officers (the “named executive officers”) for the fiscal year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation earned during the fiscal year ended December 31, 2006 by each of our named executive officers:

					Non-Equity
				Option	Incentive Plan
		Salary ($)	Bonus ($)	Awards ($)	Compensation ($)	All Other
Name and Principal Position	Year	(1)	(2)	(3)	(4)	Compensation ($)		Total ($)
Dr. Stephen A. Hill	2006	448,256	—	465,391	231,700	4,928	(10)	1,150,275
President and Chief Executive Officer
Dr. Chiang J. Li(5)	2006	319,872	—	368,392	112,500	4,928	(11)	805,692
Executive Vice President and Chief Scientific Officer
Louise A. Mawhinney(6)	2006	146,002	—	—	—	28,384	(12)	174,386
Vice President, Chief Financial Officer, Treasurer and Secretary
Richard H. Woodrich(7)	2006	122,800	—	—	—	—		122,800
Acting Chief Financial Officer and Treasurer
Peter S. Lawrence(8)	2006	258,922	—	238,893	97,200	3,420	(13)	598,435
Executive Vice President, Chief Business Officer, General Counsel and Secretary
Dr. Nigel J. Rulewski(9)	2006	136,250	—	92,798	49,000	720	(14)	278,768
Chief Medical Officer

(1)             Includes amounts earned but deferred at the election of the named executive officer, such as salary deferrals under the Company’s retirement savings plan established under Section 401(k) of the Tax Code.

(2)             Performance-based bonuses are generally paid under our cash bonus program and reported as Non-Equity Incentive Plan Compensation.

(3)             Reflects the dollar amount recognized for financial reporting purposes during 2006 in accordance with FAS 123(R) and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for years ended December 31, 2006, 2005 and 2004 are included in Note 3 to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 12, 2007 (“2006 Annual Report on Form 10-K”).

(4)             Represents cash bonus amounts earned in 2006 under our annual incentive program and paid in the first quarter of 2007.

(5)             On January 26, 2007, Dr. Li resigned his position as our Executive Vice President and Chief Scientific Officer and entered into a separation agreement and general release with the Company pursuant to which he was paid a lump sum severance payment in accordance with the terms of his employment agreement with the Company. The payment was comprised of (i) one year’s salary in the amount of $321,048; (ii) the average of his cash bonuses over the last two years in the amount of $109,803; and (iii) the amount of $112,500, to which he was entitled under the Company’s annual incentive program for fiscal year 2006.

In addition, Dr. Li was granted an option to purchase 64,375 shares of the Company’s Common Stock, which is fully vested and exercisable on the date of grant and expires on December 31, 2008. Dr. Li’s previously vested option grants covering 216,250 shares were amended to extend the exercise period through December 31, 2007. In connection with his appointment as Chairman of the Company’s Scientific Advisory Board, he was granted an option to purchase 12,500 shares of Common Stock, which are fully vested and exercisable on the date of grant and will expire ten years after the date of grant. As a result of Dr. Li’s separation of service from the Company, all his unvested options have lapsed.

(6)             Ms. Mawhinney resigned her position as our Vice President, Chief Financial Officer, Treasurer and Secretary on September 1, 2006.

(7)             Mr. Woodrich was appointed as our Acting Chief Financial Officer and Treasurer on September 1, 2006. During 2006, we incurred $122,800 in fees payable to the consulting firm which provided his services.

(8)             Mr. Lawrence was appointed as our Executive Vice President, Chief Business Officer, General Counsel and Secretary on April 13, 2006.

(9)             Dr. Rulewski was appointed as our Chief Medical Officer on August 1, 2006.

(10)       Represents Company contributions to a 401(k) plan account for the executive of $4,400 and payment of group term life insurance premiums of $528.

(11)       Represents Company contributions to a 401(k) plan account for the executive of $4,400 and payment of group term life insurance premiums of $528.

(12)       Represents Company contributions to a 401(k) plan account for the executive of $2,920, payment of group term life insurance premiums of $352 and a severance payment of $25,112 in accordance with the executive’s separation arrangement.

(13)       Represents Company contributions to a 401(k) plan account for the executive of $3,046 and payment of group term life insurance premiums of $374.

(14)       Represents Company contributions to a 401(k) plan account for the executive of $500 and payment of group term life insurance premiums of $220.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to awards granted during the fiscal year ended December 31, 2006 to our named executive officers under our equity and non-equity incentive plans:

					All Other
					Awards:
		Estimated Future Payouts Under			Number of	Exercise or	Grant Date Fair
		Non-Equity			Securities	Base Price	Value of Stock
		Incentive Plan Awards(1)			Underlying	of Option	and Option
		Threshold	Target	Maximum	Options	Awards(2)	Awards(3)
Name	Grant Date	($)	($)	($)	(#)	($)	($)
Dr. Stephen A. Hill	N/A	0	225,000	337,000
	1/19/2006				150,000	5.73	614,730
Dr. Chiang J. Li(4)	N/A	—	—	—
	1/19/2006				80,000	5.73	327,856
Louise A. Mawhinney(5)	N/A	—	—	—
	1/19/2006				30,000	5.73	122,946
Peter S. Lawrence(6)	N/A	0	126,000	189,000
	4/13/2006				300,000	6.20	1,338,900
Dr. Nigel J. Rulewski(7)	N/A	0	114,000	171,000
	8/01/2006				200,000	5.16	742,380

(1)          The threshold amount under the cash bonus program is zero. The target amount is based on the individual’s current salary and represents 50% of Dr. Hill’s base salary and 35% of the base salaries of Mr. Lawrence and Dr. Rulewski. The maximum amount is 150% of the target amount.

(2)          Options granted under our Amended and Restated 1994 Equity Incentive Plan during 2006 had an exercise price equal to the closing price of our Common Stock reported by Nasdaq on the day prior to the date of grant.

(3)          Reflects the dollar amount recognizable for financial reporting purposes in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 3 to our audited financial statements included in our 2006 Annual Report on Form 10-K.

(4)          Dr. Li resigned his position as our Executive Vice President and Chief Scientific Officer on January 26, 2007.

(5)          Ms. Mawhinney resigned her position as our Vice President Chief Financial Officer, Treasurer and Secretary on September 1, 2006.

(6)          Upon commencement of his employment, we granted Mr. Lawrence an option to purchase 300,000 shares of our Common Stock with an exercise price equal to $6.20, the closing price of our Common Stock reported by Nasdaq on the day prior to the date of grant.

(7)          Upon commencement of his employment, we granted Dr. Rulewski an option to purchase 200,000 shares of our Common Stock with an exercise price equal to $5.16, the closing price of our Common Stock reported by Nasdaq on the day prior to the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2006:

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options(1) (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Dr. Stephen A. Hill	320,000	—	4.63	4/1/2009
	40,000	—	20.06	3/16/2010
	80,000	—	10.00	3/22/2011
	40,000	—	13.62	1/25/2012
	45,000	15,000	3.08	1/16/2013
	75,000	75,000	5.36	1/15/2014
	31,250	93,750	6.31	1/19/2015
		150,000	5.73	1/19/2016
Dr. Chiang J. Li(2)	115,000 (3)	—	4.60	9/8/2013
	37,500	37,500	5.36	1/15/2014
	12,500	37,500	6.31	1/19/2015
		80,000	5.73	1/19/2016
Peter S. Lawrence		300,000	6.20	4/13/2016
Dr. Nigel J. Rulewski		200,000	5.16	8/1/2016

(1)          Except as otherwise noted, each option vests at the rate of one-fourth of the underlying shares annually on the anniversary of the date of grant.

(2)          In accordance with Dr. Li’s separation agreement dated January 26, 2007, Dr. Li was granted an Option to purchase 64,375 shares of the Company’s Common Stock, which is fully vested and exercisable on the date of grant and expires on December 31, 2008. Dr. Li’s previously vested option grants covering 216,250 shares were amended to extend the expiration period of his options from three months after his date of separation from the Company to December 31, 2007. In connection with his appointment as Chairman of the Company’s Scientific Advisory Board, he was granted an option to purchase 12,500 shares of Common Stock which was fully vested and exercisable on the date of grant and will expire ten years after the date of grant. As a result of Dr. Li’s separation from the Company, all his unvested options (covering 103,750 shares of Common Stock) have lapsed.

(3)          These options vested 25% when issued on September 8, 2003 and the remaining 75% vested in equal parts on July 2 of years 2004, 2005 and 2006.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by our named executive officers during the fiscal year ended December 31, 2006:

Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)
Dr. Stephen A. Hill	—	—
Dr. Chiang J. Li	—	—
Louise A. Mawhinney(1)	37,500	15,031 (2)
Peter S. Lawrence	—	—
Dr. Nigel J. Rulewski	—	—

(1)          Ms. Mawhinney resigned her position as our Chief Financial Officer, Treasurer and Secretary on September 1, 2006.

(2)          Based on the difference between the market price of our Common Stock on the date of exercise and the exercise price. Of these options exercised, 37,500 options were granted on December 18, 2003, having an exercise price of $4.49 and an average stock price of $4.89 at time of exercise for a value realized on exercise of $15,031. For further details, see the discussion of Ms. Mawhinney’s separation arrangement in the section “Potential Payments to Named Executive Officers Upon Termination or Change of Control” of this report.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS
UPON TERMINATION OR CHANGE IN CONTROL

The following text and tables summarize the potential payments to our named executive officers upon termination or change in control of the company. The potential for such payments arises under employment contracts between us and each of our named executive officers. The following summaries of the material terms of those contracts are qualified by reference to the full text of the agreements, each of which is on file with the SEC.

For purposes of the following summaries the following definitions apply:

1.     “change in control”:

•        the acquisition by any person or entity of our Common Stock so that such person or entity holds or controls fifty percent (50%) or more of our outstanding Common Stock;

•        the merger or consolidation of the Company with or into any other entity in circumstances where the holders of the Company’s outstanding shares of capital stock before such merger or consolidation do not retain stock representing a majority of the voting power of the surviving entity of such merger or consolidation;

•        a sale of all or substantially all of the assets of the Company to a third party; or

•        within any twenty-four (24) month period, the election by the stockholders of the Company of twenty percent (20%) or more of the directors of the Company other than pursuant to nomination by the Company’s management.

2.     “Cause” for termination:

•        arbitrary, unreasonable, or willful failure of the executive to follow the reasonable instructions of the Board or the Chief Executive Officer, as the case may be or otherwise perform his or her duties;

•        willful misconduct by the executive that is materially injurious to the Company (whether from a monetary perspective or otherwise);

•        willful commission by the executive of an act constituting fraud with respect to the Company;

•        conviction of the executive for a felony under state or federal law; or

•        material breach by the executive of his or her obligations to the Company regarding confidentiality of information or rights in intellectual property.

3.     “termination without Cause”:

•        the Company elects to terminate the executive’s employment without Cause;

•        the Company substantially reduces or diminishes the executive’s responsibilities or title without Cause;

•        the Company reduces the executive’s base salary or bonus target (other than in connection with a Company-wide decrease in salary or bonus, respectively);

•        the Company materially breaches any of its obligations to the executive under his or her employment agreement, and fails to cure such breach;

•        the Company relocates the executive’s place of employment without his or her consent by a distance of more than fifty (50) miles; or

•        a successor in interest to the Company fails to assume the obligations of his or her employment agreement.

In January 2004, we entered into an employment agreement with Dr. Stephen A. Hill which superseded and replaced an earlier agreement signed in April 1999. The latest agreement provides that we will employ him as our President and Chief Executive Officer during the term of the agreement at an initial annual base salary of $412,000. The base salary is subject to annual review and upward adjustment by the Board of Directors. Dr. Hill is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Company and Company and individual performance. The agreement provides for continued employment until terminated by either party. If Dr. Hill is terminated without Cause, we will be required to make a lump sum severance payment to him equal to twice his annual base salary in effect at the time of termination, plus twice his average annual bonus for the preceding two years, plus the cost of continuing to provide him with insurance and other benefits for a period of one year. In the event the Company terminates or is deemed to terminate the agreement without Cause within one year of a change in control, in addition to his severance payment all of Dr. Hill’s stock options will immediately become exercisable without regard to the original vesting schedule. If any portion of Dr. Hill’s severance payment or any other payment or benefit to be received by him would be subject to the excise tax imposed under Section 4999 of the Tax Code, then the aggregate amount of such payments and benefits shall be reduced to the extent necessary so that no portion of the total amount is subject to the excise tax.  Dr. Hill is entitled to specify which component(s) of the total amount will shall be reduced in order to avoid imposition of the excise tax.

On April 13, 2006, we entered into an employment agreement with Peter S. Lawrence. The agreement provides that we will employ Mr. Lawrence as our Executive Vice President, Chief Business Officer, General Counsel and Secretary at an initial annual base salary of $360,000. The base salary is subject to annual review and upward adjustment by the Company. Mr. Lawrence is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Company and Company and individual performance. In addition, we granted Mr. Lawrence an option to purchase 300,000 shares of Common Stock. The option is exercisable at the rate of 25% annually commencing on April 13, 2007. The exercise price of the option is $6.20 per share, the closing price of a share of Common Stock on April 12, 2006 as reported by Nasdaq. The agreement provides for continued employment until terminated by either party. If Mr. Lawrence is terminated without cause, the Company will be required to make a lump sum payment to him equal to twelve months of his base salary in effect at the time of termination, plus the average of his annual bonus for the preceding two years. In addition, the Company will, at its expense, continue to provide Mr. Lawrence with all employee benefits in effect for a period of twelve months from the date of termination. In the event the Company terminates or is deemed to terminate the agreement without Cause, in addition to his severance payment 50% of Mr. Lawrence’s unvested stock options will immediately become exercisable without regard to the original vesting schedule. In the event of a change in control of the Company, 100% of his unvested stock options shall become immediately exercisable without regard to the original vesting schedule.

In September 2003, we entered into an employment agreement with Dr. Chiang J. Li. The agreement provided that we would employ him as our Vice President and Chief Scientific Officer during the term of the agreement at an initial annual base salary of $280,000. The base salary was subject to annual review and upward adjustment by the Company. Dr. Li was also eligible to receive a discretionary annual cash bonus based on a target amount established by the Company and Company and individual performance. The agreement provided for continued employment until terminated by either party. If Dr. Li were to be terminated without Cause, we would be required to make a lump sum severance payment to him equal to his annual base salary in effect at the time of termination, plus his average annual bonus for the preceding two years, plus the cost of continuing to provide him with insurance and other benefits for a period of one year. In addition, Dr. Li’s stock options would immediately become exercisable without regard to the original vesting schedule.

In January 2007, we entered into a sponsored research agreement with Boston Biomedical, Inc. (“BBI”), a newly established independent corporation headed by Dr. Li and staffed by former employees of the Company. In connection with the foregoing events, on January 26, 2007, Dr. Li entered into a separation agreement and general release with us and was paid a lump sum severance payment comprised of (i) one year’s salary in the amount of $321,048 (ii) the average of his cash bonuses over the last two years in the amount of $109,803 and (iii) the amount of $112,500 to which he was entitled under our annual incentive program for fiscal year 2006. In addition, Dr. Li was granted an option to purchase 64,375 shares of Common Stock, which was fully vested and exercisable on the date of grant and expires on December 31, 2008. His previously vested option grants covering 216,250 shares were amended to extend the exercise period through December 31, 2007. Concurrently, he was named as Chairman of our Scientific Advisory Board and, in accordance with Company policy, was granted an additional option to purchase 12,500 shares which was fully vested and exercisable on the date of grant and which will expire ten years after the date of grant. As a result of his separation from service, all his unvested options have lapsed and his employment agreement has been terminated.

In December 2003, we entered into an agreement with Louise A. Mawhinney whereby we agreed to employ her as our Vice President, Treasurer and Chief Financial Officer during the term of the agreement at a base salary of $200,000 per year. Ms. Mawhinney was also eligible to receive a cash bonus based on a target amount of 25% of base salary and Company and individual performance and received an option to purchase 75,000 shares of Common Stock upon commencement of her employment. Ms. Mawhinney resigned effective September 1, 2006. She was paid $25,112 of severance in accordance with her separation arrangement. She also exercised 37,500 options granted on December 18, 2003, having an exercise price of $4.49 and an average stock price of $4.89 at time of exercise for a value realized on exercise of $15,031. As a result of her separation from service, all her unvested options have lapsed and her employment agreement has been terminated. Accordingly, Ms. Mawhinney is not listed in the following table as having any potential payment upon change of control.

On August 1, 2006, we entered into an employment agreement with Nigel J. Rulewski, M.B., B.S., D.R.C.O.G., D.C.H.  The agreement provides that the Company will employ Dr. Rulewski as its Chief Medical Officer at an initial annual base salary of $325,000. The base salary is subject to annual review and upward adjustment by the Company. Dr. Rulewski is also eligible to receive a discretionary annual cash bonus based on a target amount established by the Company and Company and individual performance. In addition, we granted Dr. Rulewski an option to purchase 200,000 shares of Common Stock. The option is exercisable at the rate of 25% annually commencing on August 1, 2007. The exercise price of the options is $5.16 per share, the closing price of a share of Common Stock on July 31, 2006 as reported by Nasdaq. The agreement provides for continued employment until terminated by either party. If Dr. Rulewski is terminated without Cause the Company will be required to make a lump sum severance payment to him equal to twelve months of his base salary in effect at the time of termination, plus the average of his annual bonus for the preceding two years. In addition, the Company will, at its expense, continue to provide Dr. Rulewski with all employee benefits in effect for a period of twelve months from the date of termination or pay the costs of continuation. In the event the Company terminates or is deemed to terminate the agreement without Cause, in addition his severance payment 50% of Dr. Rulewski’s unvested stock options will immediately become exercisable without regard to the original vesting schedule. In the event of a change in control of the Company, 100% of Dr. Rulewski’s unvested stock options will become immediately exercisable without regard to the original vesting schedule.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

The following table sets forth information with respect to compensation to the named executive officers which would have been payable upon a change in control if it occurred as of December 31, 2006:

	Cash	Equity	Benefits and
	Payment(1)	Acceleration(2)	Perquisites(3)	Total
Name	($)	($)	($)	($)
Dr. Stephen A. Hill	1,335,036	113,100	16,615	1,464,751
Dr. Chiang J. Li(4)	430,851	36,200	16,615	483,666
Peter S. Lawrence	486,000	—	16,615	502,615
Dr. Nigel J. Rulewski	438,750	152,000	16,615	607,365

(1)          Cash payment equals the executive’s annual salary as of December 31, 2006 plus his calculated bonus multiplied by the amount indicated in the discussion above. Calculated bonus equals the average of the two prior years’ annual bonuses, or 35% for Mr. Lawrence and Dr. Rulewski who have been employed by the Company for less than two years.

(2)          Reflects the aggregate intrinsic value of unvested stock options as of December 31, 2006. Aggregate intrinsic value represents the value for only those options which have an exercise price less than the market value of our stock on December 31, 2006.

(3)          Reflects the premiums for 12 months for group medical, dental, life and disability programs. Amounts are based on the premiums in effect at December 31, 2006.

(4)          Dr. Li resigned his position as our Executive Vice President and Chief Scientific Officer on January 26, 2007.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2006 regarding compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,872,946	$6.66	3,257,794
Equity compensation plans not approved by security holders	n/a	n/a	n/a
Total	3,872,946	$6.66	3,257,794

REPORT OF THE AUDIT COMMITTEE

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2006, (ii) discussed with our independent registered public accountants, PricewaterhouseCoopers LLP, an independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with PricewaterhouseCoopers LLP the firm’s independence, and (v) considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence.

Based on the foregoing review and discussions the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

By the Audit Committee,
Timothy C. Barabe, Chairman
William G. Messenger
Patrick J. Zenner

PROPOSAL 2—APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED
1996 DIRECTOR STOCK OPTION PLAN

General

We are soliciting approval of an amendment to our Amended and Restated 1996 Director Stock Option Plan (the “Director Plan”), to increase the maximum number of shares of Common Stock available for awards made under the Plan from 500,500 shares to 750,500 shares.

On January 16, 2007, our Board of Directors voted to amend the Director Plan, subject to stockholder approval, to increase the aggregate number of shares of Common Stock issuable under the Director Plan by 250,000 shares from 500,500 shares to an aggregate of 750,500 shares. If the proposed amendment is approved, the Director Plan would authorize the grant of non-statutory stock options for the purchase of a maximum of 750,500 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to eligible directors as defined below.

The following summary of the material terms of the Director Plan, as proposed to be amended, is qualified by reference to the full text of the Director Plan (attached to this Proxy Statement as Appendix A). You may also request and obtain a copy by writing to ArQule, Inc. at 19 Presidential Way, Woburn, MA 01801, Attn.: William B. Boni, Vice President, Investor Relations. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Director Plan.

The purpose of the Director Plan is to attract and retain qualified non-employee directors to serve on our Board of Directors and to encourage stock ownership of our Common Stock by such directors so as to provide additional incentives to promote our success. The purpose of the amendment is to ensure that adequate shares of Common Stock are available to issue to eligible directors in the future.

We last increased the number of shares of Common Stock available under the Director Plan in May 2005. As of March 30, 2007, options to purchase an aggregate of 427,416 shares of Common Stock had been granted under the Director Plan, leaving 120,584 shares available for future grants. The latter amount reflects cancellation of lapsed and relinquished options to purchase 47,500 shares of Common Stock.

We granted an aggregate of 85,000 options under the Director Plan during 2006. As grants under the Director Plan are automatic in prescribed amounts, the amendment would not have affected the number of options granted pursuant to the Director Plan in 2006. However, if the amendment is not approved, the total amount of options granted in the future may be curtailed, particularly if the number of directors increases.

Administration and Eligibility

All of our non-employee directors, currently six directors, are eligible to participate in the Director Plan. Pursuant to the Director Plan, an option to purchase 20,000 shares of Common Stock is automatically granted to each non-employee director (other than the Chairman) at the time that he or she is first elected or appointed to the board of directors. This initial option becomes exercisable as to 6,666 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 6,667 shares on the date of each of the next two annual meetings. In addition, at each annual meeting of stockholders, each eligible director (other than the Chairman) serving as a member of the board of directors prior to and immediately after such annual meeting is automatically granted an immediately exercisable option to purchase 10,000 shares of Common Stock (whether or not the director is a nominee for election at such annual meeting).

Upon the initial election of a non-employee director as Chairman of the Board, such non-employee director will be automatically granted an option to purchase 25,000 shares of Common Stock, which will become exercisable as to 8,334 shares on the date of the Company’s next annual meeting of stockholders following the date of grant and as to 8,333 shares on the date of each of the next two annual meetings of stockholders. In addition, at each annual meeting of stockholders, such eligible director serving as Chairman of the Board prior to and immediately after such annual meeting will be automatically granted an immediately exercisable option to purchase 15,000 shares of Common Stock (whether or not the Chairman is a nominee for election at such annual meeting).

The exercise price of options granted under the Director Plan, unless otherwise determined by the Board of Directors, is the closing price of our Common Stock reported by Nasdaq on the date of grant, and the term of each option granted under the Director Plan is ten years. The closing price of our Common Stock as reported by Nasdaq on March 30, 2007 was $7.46.

Currently, the Director Plan authorizes the grant of nonstatutory stock options for the purchase of up to a maximum of 500,500 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to eligible directors as discussed above.

All questions of interpretation with respect to the Director Plan and options granted under it are determined by the Board of Directors or a committee appointed by the board of directors, currently the Compensation, Nominating and Governance Committee.

Federal Income Tax Consequences Relating to Director Plan Options

General.

The following discussion briefly summarizes certain federal income tax aspects of nonstatutory options. The rules governing the tax treatment of nonstatutory options and the receipt of shares of Common Stock in connection with the exercise of such options are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Nonstatutory Stock Options.

A grantee generally is not required to recognize income on the grant of a nonstatutory stock option. Instead, ordinary income generally is required to be recognized on the date the nonstatutory stock option is exercised. In general, the amount of ordinary income required to be recognized in the case of a nonstatutory stock option is an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price.

Gain or Loss on Sale or Exchange of Director Plan Shares.

In general, gain or loss from the sale or exchange of shares granted under the Director Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Company.

In general, in the case of a nonstatutory stock option, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments.

Where payments to certain persons that are contingent on a change in control exceed limits specified in the Tax Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. In the event that the vesting of nonstatutory stock options under the Director Plan is accelerated by a change in control of the Company, such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Tax Rules Affecting Nonqualified Deferred Compensation Plans.

Section 409A of the Tax Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an option grant could result in significant adverse tax results to the grantee including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Director Plan is intended to comply with Section 409A of the Tax Code to the extent applicable, and the Board will administer and interpret the Director Plan and grants accordingly.

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary to approve the proposed amendment to the Director Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3—APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED
1996 EMPLOYEE STOCK PURCHASE PLAN

General

We are soliciting approval of an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock available for purchase by participants in such plan from 1,230,000 to 1,600,000 shares of Common Stock.

On January 16, 2007, our Board of Directors voted to amend the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock available for purchase by participants in such plan from 1,230,000 to 1,600,000 shares of Common Stock. If the proposed amendment is approved, the Purchase Plan would authorize the grant of rights to purchase a maximum of 1,600,000 shares of Common Stock, subject to adjustment for stock splits and similar capital changes, to eligible employees.

The following summary of the material terms of the Purchase Plan, as amended, is qualified by reference to the full text of the Purchase Plan (attached as Appendix B). You may also obtain a copy by writing to ArQule at 19 Presidential Way, Woburn, MA 01801, Attn.: William B. Boni, Vice President, Investor Relations. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the Purchase Plan.

We last increased the number of shares of Common Stock available under the Purchase Plan in May 2005. As of March 30, 2007, approximately 100 employees were eligible to participate in the Purchase Plan and 887,908 shares had been purchased under the Purchase Plan. The closing price of our Common Stock as reported by Nasdaq on March 30, 2007 was $7.46.

The Compensation, Nominating and Governance Committee determines, in its discretion, the frequency and duration of Offerings (as defined below) under the Purchase Plan, while the number of shares purchased is generally determined by both the number of rights to purchase shares granted by the Board of Directors, the number of participants and the number of shares the participants wish to purchase. Such future grants are not presently determinable, and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in 2007.

The Company believes that the proposed amendment to the Purchase Plan would not have affected the number of rights to purchase Common Stock that were granted under the Purchase Plan in 2006. However, if the amendment is not approved, the total amount of rights granted in the future may be curtailed, particularly if the number of employees increases.

Administration and Eligibility

The Purchase Plan is intended to qualify as an “employee stock purchase plan’’ under Section 423 of the Tax Code. The Compensation, Nominating and Governance Committee, in its discretion, grants rights to purchase shares of Common Stock under the Purchase Plan pursuant to one or more offerings (“Offerings”). The Compensation, Nominating and Governance Committee determines the frequency and duration of individual Offerings under the Purchase Plan and the date(s) when stock may be purchased. All of our full-time employees are eligible to participate in the Purchase Plan. For purposes of the preceding sentence, “full-time employees” are defined as employees who work at least 20 hours a week and have been employed with us for at least five months in the calendar year in which an Offering occurs or in the calendar year immediately preceding such year. Eligible employees participate voluntarily and may withdraw from any Offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason.

The purchase price per share of Common Stock in an Offering, unless the Compensation, Nominating and Governance Committee determines a higher price, is 85% of the lower of the fair market value of

Common Stock on the first day of an Offering period or on the last day of such offering period, i.e. the date the shares are purchased. The purchase price may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Compensation, Nominating and Governance Committee.

In accordance with Section 423 of the Tax Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of Common Stock in the offering is granted, the employee would own 5% or more of the voting stock or value of the Company (including Common Stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the right to purchase the Common Stock is granted) through the Purchase Plan in any calendar year. In addition, each employee’s purchases under the Purchase Plan in any calendar year cannot exceed 15% of the employee’s annual rate of compensation. The Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by stockholders.

Federal Income Tax Consequences Relating to the Purchase Plan

General.

The following discussion briefly summarizes certain federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or any foreign, state, local or other tax consequences of such participation or tax consequences based upon particular circumstances. Moreover, statutory provisions are technical and subject to change, as are their interpretations, and their application may vary in individual circumstances.

Tax Consequences to Participants.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Tax Code. A participant under the Purchase Plan will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received by the participant. No other income with respect to the shares purchased under the Purchase Plan will be recognized until disposition of such shares or the participant’s death. The tax consequences upon disposition generally depend on the period that the purchased shares are held prior to disposition.

In order to qualify for favorable tax treatment, a participant must hold shares purchased under the Purchase Plan for more than two years after the commencement date of the Offering and more than one year after the date on which the shares are purchased (except in the case of a participant’s death, as discussed below). If the shares are held for the prescribed holding period, the participant will recognize ordinary income upon the disposition of such shares equal to the lesser of (i) the amount by which the fair market value of such shares on the Offering commencement date exceeded the actual purchase price paid by the participant for such shares and (ii) the amount by which the fair market value of such shares at the time of disposition exceeded the actual purchase price paid by the participant for such shares. In addition, the participant will generally recognize capital gain (or loss) in the year of disposition equal to the amount by which proceeds from the disposition of the shares exceed (or are less than) than the sum of the actual purchase price and the amount of ordinary income recognized by the participant. The deduction of any capital loss recognized by the participant from the disposition of shares acquired under the Purchase Plan is subject to limitations.

If a participant disposes of shares purchased under the Purchase Plan prior to the end of the prescribed holding period described above (a “disqualifying disposition”), he or she will be required to recognize, in the year of the disqualifying disposition, ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the actual purchase price of such shares. In addition, the participant will generally recognize capital gain (or loss) equal to the amount by which proceeds from the disposition of the shares exceed (or are less than) the fair market value of the shares on the date of purchase. The deduction of any capital loss recognized by the participant from the disposition of shares acquired under the Purchase Plan is subject to limitations.

Special rules apply with respect to the recognition of income and gain (or loss) in the case of a participant who dies while holding shares purchased under the Purchase Plan and whose estate or beneficiary subsequently disposes of such shares.

Tax Consequences to the Company.

The Company will not be allowed a deduction for federal income tax purposes (for income recognized on exercise) if a participant holds shares purchased under the Purchase Plan for the prescribed holding period described above or dies while holding the shares. However, if a participant makes a disqualifying disposition, the Company will generally be entitled to a deduction for federal income tax purposes equal to the amount recognized as ordinary income by the participant upon such disposition.

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary for approval of the amendment to the Purchase Plan. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR’’ the proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4—RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify the appointment by our Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007.

PricewaterhouseCoopers LLP has audited our accounts since our inception. The Audit Committee of our Board of Directors has appointed PricewaterhouseCoopers LLP to audit our financial statements for the fiscal year ending December 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to attend our 2007 Annual Meeting of Stockholders to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The fees for services provided by PricewaterhouseCoopers LLP to us in 2006 and 2005 were for the audit of our consolidated financial statements and internal controls over financial reporting included in our Annual Reports on Form 10-K, the review of interim financial statements included in our Quarterly Reports on Form 10-Q, and other services normally associated with statutory and regulatory filings or engagements. In 2005, we also incurred audit-related fees pertaining primarily to consultations concerning the accounting treatment for potential financing arrangements.

	2006	2005
Audit Fees	$535,400	$539,000
Audit-Related Fees	—	$42,500
Tax Fees	—	—
All Other Fees	—	—
Total	$535,400	$581,500

The Audit Committee does not have any pre-approval policies or procedures for services by PricewaterhouseCoopers LLP. The Audit Committee pre-approves each proposed service to be provided by PricewaterhouseCoopers LLP on a case-by-case basis. The Audit Committee approved 100% of audit and non-audit services provided to us by PricewaterhouseCoopers LLP in 2006 and 2005.

Vote Required

The affirmative vote of a majority of the total votes cast by the stockholders present at the meeting, in person or by proxy, and entitled to vote on this proposal is necessary to ratify the appointment of PricewaterhouseCoopers LLP to audit our financial statements. If you submit a proxy without direction as to a vote on this matter, the proxy will be voted “FOR” this proposal. Abstentions will have the effect of a vote against this proposal. Broker non-votes will not be treated as votes cast and will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dr. Cautreels was a member of our Board of Directors from September 1999 to April 2006. From May 1998 to January 2005, he was the Global Head of Research and Development of Solvay Pharmaceuticals B.V. (“Solvay”). He became General Manager of the pharmaceutical sector of Solvay in January 2005. In November 1995, we entered into a five-year agreement with Solvay Duphar B.V., an affiliate of Solvay, which was superseded by an amended and restated agreement with Solvay in January 2001 extending the collaboration through December 31, 2003. As of December 31, 2006, we had received $20.7 million under the original and amended agreements, both of which are complete. Solvay is committed to make additional payments if certain development milestones are achieved and to pay royalties on sales of any drugs that result from the relationship. In connection with the original collaboration, an affiliate of Solvay, Physica B.V., made a $7 million equity investment in ArQule.

Mr. Barabe has been a member of our Board of Directors since November 2001. Mr. Barabe served with Novartis AG (“Novartis”) from 1982 through August 2004 in a succession of senior executive positions in finance, general management and strategic planning, most recently as the Chief Financial Officer of Sandoz GmbH, the generic pharmaceutical subsidiary of Novartis. In September 2003, we entered into an agreement with the Novartis Institute for BioMedical Research, Inc., an affiliate of Novartis. As of December 31, 2006, we have received $1.5 million under the agreement, which is complete.

In January 2007, we entered into a $5.0 million, eight-month sponsored research agreement with Boston Biomedical, Inc. (“BBI”), a newly established independent corporation headed by Dr. Chiang J. Li, our former Executive Vice President and Chief Scientific Officer. Through March 31, 2007, we have paid approximately $1.8 million to BBI under this agreement.

There are no amounts due to or from related parties as of December 31, 2006 and 2005 or revenue from related parties in 2006 or 2005.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and footnotes set forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 30, 2007 by persons known by us to be beneficial owners of more than 5% of our Common Stock. We had approximately 35,831,456 shares of Common Stock outstanding on March 30, 2007.

Name	Common Stock Owned	Options to Purchase Common Stock	Total Stock and Stock-based Holdings	Percent of Class
Black Bear Offshore Master Fund, L.P.(1)	2,762,159	—	2,762,159	7.70%
c/o CITCO Fund Services (Cayman Islands) Limited
Limited Corporate Centre, West Bay Road,
P.O. Box 31106-SMB
Grand Cayman, Cayman Islands
Eastbourne Capital Management, L.L.C.(2)	4,195,406	—	4,195,406	11.70%
1101 Fifth Avenue, Suite 370
San Rafael, CA 94901
Pfizer Inc(3)	3,273,679	—	3,273,679	9.14%
235 East 42nd Street
New York, New York 10017-5755
Mr. Joseph Edelman (4)	2,260,000	—	2,260,000	6.31%
c/o First New York Securities, LLC
850 Third Avenue, 8th Floor
New York, NY 10022

(1)          These shares are beneficially owned by Black Bear Offshore Master Fund, L.P., a limited partnership organized under the laws of the Cayman Islands, based on the Schedule 13G/A filed with the SEC on February 14, 2007 by Black Bear Offshore Master Fund, L.P. and Eastbourne Capital Management, L.L.C. (for itself and as general partner of Black Bear Offshore Master Fund, L.P.). The percentage of ownership is calculated as of the filing date of the Schedule 13G/A.

(2)          These shares are beneficially owned by Eastbourne Capital Management, L.L.C., a limited liability company organized under the laws of Delaware, based on the Schedule 13G/A filed with the SEC on February 14, 2007 by Black Bear Offshore Master Fund, L.P. and Eastbourne Capital Management, L.L.C. (for itself and as general partner of Black Bear Offshore Master Fund, L.P.). The percentage of ownership is calculated as of the filing date of the Schedule 13G/A.

(3)          These shares (issued to Pfizer Holdings Europe, Latouche House, International Financial Services Centre, Dublin 1, Ireland, a subsidiary of Pfizer Inc) are beneficially owned by Pfizer Inc based on the Schedule 13D filed with the SEC on February 14, 2006 by Pfizer Inc. The percentage of ownership is calculated as of March 30, 2007.

(4)          These shares, comprised of 2,146,825 shares held by Perceptive Life Sciences Master Fund Ltd., a Cayman Islands Company of which the investment manager is Perceptive Advisors LLC, a Delaware limited liability company of which Mr. Edelman is managing member, are beneficially owned by Joseph Edelman, based on the Schedule 13G filed by him on February 8, 2007. The percentage of ownership is calculated as of the filing date of the Schedule 13G.

SHARE OWNERSHIP OF MANAGEMENT

The following table and footnotes set forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 30, 2007 by (i) our directors and nominees for election as director, (ii) our named executive officers, and (iii) all current directors and named executive officers and as a group. Shares of Common Stock underlying options includes options which are currently exercisable or will become exercisable within 60 days after March 30, 2007, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 19 Presidential Way, Woburn MA 01801-5140.

Directors, Nominees and Named Executive Officers (1)	Common Stock Owned	Options to Purchase Common Stock	Total Stock and Stock-based Holdings	Percent of Class
Timothy C. Barabe (2)	12,036	36,000	48,036	*
Ronald M. Lindsay	—	16,667	16,667	*
Michael D. Loberg	—	—	—	—
William G. Messenger	1,500	25,000	26,500	*
Nancy A. Simonian	—	13,334	13,334	*
Patrick J. Zenner	—	37,500	37,500	*
Stephen A. Hill	12,342	752,500	764,842	2.1%
Peter S. Lawrence	—	75,000	75,000	*
Chiang J. Li	477,882	293,125	771,007	2.1%
Louise A. Mawhinney (3)	—	—	—	—
Nigel J. Rulewski	—	—	—	—
Richard H. Woodrich	300	—	300	*
All current directors and named executive officers as a group (12 persons)	504,060	1,249,126	1,753,186	4.9%

*                    Indicates less than 1%.

(1)          The persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them, except as noted below or as otherwise provided under community property laws. Total Stock and Stock-based Holdings numbers include shares of Common Stock issuable pursuant to outstanding options that may be exercised within 60 days after March 30, 2007.

(2)          Mr. Barabe disclaims any direct, indirect or beneficial ownership of 420 shares of Common Stock owned by his spouse.

(3)          Ms. Mawhinney left the Company effective as of September 1, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our securities with the SEC. Copies of those reports must also be furnished to us unless we and the person reporting have agreed that we will file on his or her behalf pursuant to a power of attorney.

Based solely on a review of the copies of reports furnished to, or filed by, us and written representations that no other reports were required, we believe that during 2006, our executive officers and directors complied with all applicable Section 16(a) filing requirements with the exceptions described below.

We file reports required under Section 16(a) on behalf of our directors pursuant to powers of attorney. As a result of administrative error that has since been corrected, we did not timely file four reports on Form 4 for Mr. Barabe relating to stock purchase transactions under our 2005 Director Stock Compensation Plan within two business days of their occurrence, as required. The required filings have since been made or amended to correct the contents of late filings.

STOCKHOLDER PROPOSALS

Assuming our 2007 Annual Meeting of Stockholders is not more than 30 days before or after May 18, 2007, if you wish to bring business before the 2008 Annual Meeting of Stockholders and to have such proposal included in the proxy statement and card related to that meeting, you must give written notice to ArQule by December 17, 2007 (the date 120 days before the anniversary of the date the 2007 proxy statement was mailed to stockholders).

If you intend to bring such a proposal at the 2008 Annual Meeting outside the SEC’s shareholder proposal rules, or wish to propose a director nomination at the 2008 Annual Meeting, you must provide written notice to ArQule of such proposal or nomination by March 4, 2008 (the date 75 days before the anniversary of the 2007 Annual Meeting).

Notices of stockholder proposals and nominations should be given in writing to: Peter S. Lawrence, Executive Vice President, Chief Business Officer, General Counsel and Secretary, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts, 01801.

OTHER MATTERS

The board of directors does not know of any business to come before the Annual Meeting other than the matters described in the Notice of Annual Meeting. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

A copy of our 2006 Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, accompanies this Proxy Statement. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be addressed to William B. Boni, Vice President, Investor Relations, ArQule, Inc., 19 Presidential Way, Woburn, Massachusetts 01801. Copies of these documents may also be accessed electronically by means of the SEC’s website at http://www.sec.gov. The Annual Report on Form 10-K is not part of the proxy solicitation materials.

Appendix A

ARQULE, INC.

Amended and Restated 1996 Director Stock Option Plan

The purpose of this Amended and Restated 1996 Director Stock Option Plan (the “Plan”) of ArQule, Inc. (the “Company”) is to attract and retain highly qualified non-employee directors of the Company and to encourage ownership of stock of the Company by such directors so as to provide additional incentives to promote the success of the Company.

1.   ADMINISTRATION OF THE PLAN.

Grants of stock options under the Plan shall be automatic as provided in Section 6. However, all questions of interpretation with respect to the Plan and options granted under it shall be determined by the Board of Directors of the Company (the “Board”) or by a committee consisting of one or more directors appointed by the Board and such determination shall be final and binding upon all persons having an interest in the Plan.

2.   PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN.

Each director of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan unless such director irrevocably elects not to participate.

3.   SHARES SUBJECT TO THE PLAN.

(a)   The aggregate number of shares of the Company’s Common Stock, $0.01 par value (“Common Stock”) which may be optioned under this Plan is 750,500 shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)   In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company’s Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

(c)   In the event of a consolidation or merger of the Company with another corporation where the Company’s stockholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under the Plan, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

(d)   Whenever options under this Plan lapse or terminate or otherwise become unexercisable the shares of Common Stock which were subject to such options may again be subjected to options under this

Plan. The Company shall at all times while this Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Plan.

4.   NON-STATUTORY STOCK OPTIONS.

All options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

5.   FORM OF OPTIONS.

Options granted hereunder shall be in substantially the form of the attached EXHIBIT A or in such other form as the Board or any committee appointed pursuant to Section 1 above may from time to time determine.

6.   GRANT OF OPTIONS AND OPTION TERMS.

(a)    AUTOMATIC GRANT OF OPTIONS.  Upon the initial election or appointment of any person who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise) as the Chairman of the Board of Directors, such person shall automatically be granted (i) an option to purchase 25,000 shares of Common Stock (the “Initial Chairman Option”). In addition, at each annual meeting of stockholders, such eligible director serving as Chairman of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an annual option to purchase 15,000 shares of Common Stock (the “Annual Chairman Option” and, together with the Initial Chairman Option, (the “Chairman Options”). Upon the initial election or appointment of any person as a member of the Board (other than the Chairman of the Board) who is an eligible director (whether or not such election is at an annual meeting of stockholders or otherwise), such person shall automatically be granted (i) an option to purchase 20,000 shares of Common Stock (an “Initial Option”). In addition, at each annual meeting of stockholders, each eligible director serving as a member of the Board prior to and immediately after such annual meeting (whether or not such director was reelected at such meeting) shall automatically be granted an annual option to purchase 10,000 shares of Common Stock (“Annual Option”); the Annual Option together with the Initial Option and Chairman Options are sometimes collectively referred to as “Options”). No Options shall be granted hereunder after May 18, 2016.(1)

(b)   DATE OF GRANT.  The “Date of Grant” for Options granted under this Plan shall be the date of initial election as a director or appointment as Chairman or the date of the annual stockholder meeting at which such Option was granted, as the case may be in accordance with Section 6(a).

(c)    OPTION PRICE.  The option price for each Option granted under this Plan shall be not be less than 100% of the Fair Market Value of the Company’s Common Stock on the Date of Grant. For purposes of this Plan, “Fair Market Value” means, unless otherwise determined by the Board, the closing price for the Company’s Common Stock as reported by the NASDAQ Stock Market, Inc. on the Date of Grant; provided, however, that in all events shall Fair Market Value be determined pursuant to a method that complies with Proposed Treasury Regulation §1.409A-1(b)(5) or any successor provision.(2)

(1)          This Plan was amended by the Board to extend the period during which Options may be granted to ten years after May 18, 2006, the date of the 2006 Annual Meeting of Stockholders of the Company at which the stockholders approved the amendment.

(2)          This section was amended by the Board on January 16, 2007 to make the date of determination of Fair Market Value, the Date of Grant.

(d)   TERM OF OPTION.  The term of each Option granted under this Plan shall be ten years from the Date of Grant.

(e)    EXERCISABILITY OF OPTIONS.  (1) The Initial Options granted under this Plan shall become exercisable with respect to 6,666 shares on the date of the Company’s next annual meeting of stockholders from the Date of Grant and with respect to 6,667 shares on the date of each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date. The Initial Chairman Options granted under this Plan shall become exercisable with respect to 8,334 shares on the date of the Company’s next annual meeting of stockholders from the Date of Grant and with respect to 8,333 shares on the date of each of the next two annual meetings of stockholders following such annual meeting of stockholders, but in all cases if, and only if, the Option holder is a member of the Board at the opening of business on that date. (2) The Annual Options and Annual Chairman Options granted under this Plan shall become exercisable with respect to all shares on the Date of Grant.

(f)    GENERAL EXERCISE TERMS.  Directors holding exercisable Options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such Options at the time they ceased being a director for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the director at the time of his or her death. The rights of the Option holder may be exercised by the holder’s guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder’s estate or his or her transferee in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

(g)    METHOD OF EXERCISE AND PAYMENT.  Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full Option price for the shares of Common Stock as to which they are exercised. The Option price shall be paid in cash or by check or in shares of Common Stock of the Company, or in any combination thereof. Shares of Common Stock surrendered in payment of the Option price shall have been held by the person exercising the Option for at least six months, unless otherwise permitted by the Board. The value of shares delivered in payment of the Option price shall be their fair market value, as determined in accordance with Section 6(c) above, as of the date of exercise. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

(h)   NON-TRANSFERABILITY.  Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or as permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).

7.   LIMITATION OF RIGHTS.

(a)    NO RIGHT TO CONTINUE AS A DIRECTOR.  Neither the Plan, nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Option holder as a director for any period of time or at any particular rate of compensation.

(b)   NO STOCKHOLDERS’ RIGHTS FOR OPTIONS.  A director shall have no rights as a stockholder with respect to the shares covered by Options until the date the director exercises such Options and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

8.   AMENDMENT OR TERMINATION.

The Board may amend or terminate this Plan at any time, provided that, to the extent necessary or desirable to comply with Rule 16b-3, this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

9.   STOCKHOLDER APPROVAL.

The 1996 Director Stock Option Plan was approved by the stockholders of the Company by an affirmative vote of the holders of a majority of the shares of Common Stock present, or represented and entitled to vote, at the Company’s 1997 annual meeting of stockholders and any further amendments hereto shall be subject to stockholder approval to the extent (i) required by law, (ii) required by Nasdaq or stock exchange listing requirements, as determined by the Board of Directors, or (iii) as desirable, as determined by the Board of Directors, to comply with Rule 16b-3. In the event any approval is not obtained, all Options granted under this Plan after such further amendment shall be void and without effect.

10.   GOVERNING LAW.

This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

11.   COMPLIANCE WITH SECTION 409A OF THE CODE.

Notwithstanding any other provision of this Plan to the contrary, to the extent any grant (or a modification of a grant) of options under this Plan results in the deferral of compensation (for purposes of Section 409Aof the Code), the terms and conditions of the grant shall comply with Section 409A of the Code.

The Board of Directors amended and restated this Plan on March 16, 2000.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2000.

The Board of Directors amended and restated this Plan on March 21, 2002.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

The Board of Directors amended and restated this Plan on March 14, 2003.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.

The Board of Directors amended and restated this Plan on April 7, 2004.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 19, 2004.

The Board of Directors amended and restated this Plan on April 4, 2005.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2005.

The Board of Directors amended and restated this Plan on March 13, 2006.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2006.

The Board of Directors amended and restated this Plan on January 16, 2007.

Appendix B

ARQULE, INC.

Amended and Restated 1996 Employee Stock Purchase Plan

1.   Purpose.

The purpose of this 1996 Employee Stock Purchase Plan (the “Plan”) is to provide employees of ArQule, Inc. (the “Company”), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the “Shares”). The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.   Eligible Employees.

Subject to the provisions of Sections 7, 8 and 9 below, any individual who is a full-time employee (as defined below) of the Company, or any of the Company’s subsidiary corporations (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Full-time employees shall include all employees who were engaged by the Company or any of its subsidiary corporations, as applicable, as an employee and not as an independent contractor or leased employee and whose customary employment is:

(a)   20 hours or more per week and

(b)   more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year. Independent contractors and leased employees of the Company shall not be eligible for participation in the Plan notwithstanding that they may be deemed to be “common law” employees of the Company for other purposes. Notwithstanding anything to the contrary herein, no employee of the Company or any of its subsidiary corporations (as defined in Section 424(f) of the Code) may be excluded from participation in the Plan unless he or she is within a category of employees permitted or required to be excluded from participation pursuant to Section 423 of the Code.

3.   Offering.

From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an “Offering”) on a date or series of dates (each of which is an “Offering Date”) designated for this purpose by the Board of Directors. Each Offering shall be in such form and shall contain such terms and conditions as the Board of Directors shall deem appropriate; provided that, except as otherwise permitted under the Code, all employees who are granted rights to purchase Shares under the Plan shall be entitled to the same rights and privileges under the Plan pursuant to Section 423(b)(5) of the Code.

4.   Prices.

The price per share for each grant of rights hereunder shall be the lesser of:

(a)    eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

(b)   eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.   Exercise of Rights and Method of Payment.

(a)    Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.

(b)   The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

(c)    Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6.   Term of Rights.

The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the “Offering Period”) shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering may designate one or more exercise periods during the Offering Period. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Board of Directors determines.

7.   Shares Subject to the Plan.

No more than one million, six hundred thousand (1,600,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares, and the limit on such maximum number, which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.   Limitations on Grants.

(a)    No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any “subsidiary corporation” or “parent corporation,” both as defined in Section 424 of the Code, in respect of the Company, computed in accordance with Section 423(b)(3) of the Code.

(b)   No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and of any “subsidiary corporation” or “parent corporation,” both as defined in Section 424 of the Code, in respect of the Company, to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

(c)    No right granted to any participating employee under an Offering, when aggregated with rights granted under any other Offering still exercisable by the participating employee, shall cover more shares than may be purchased at an exercise price equal to fifteen percent (15%) of the employee’s annual rate of compensation on the date the employee elects to participate in the Offering or such lesser percentage as the Board of Directors may determine.

9.   Limit on Participation.

Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, within the time limitations, and subject to limitations on the number of shares available for purchase by an individual employee and in the aggregate by all participating employees established by the Board of Directors, or committee thereof, when it authorizes the Offering.

10.   Cancellation of Election to Participate.

An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

11.   Termination of Employment.

Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee’s compensation through payroll deductions shall be paid to the employee or to the employee’s estate, without interest unless otherwise determined by the Board of Directors.

12.   Employees’ Rights as Shareholders.

No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

13.   Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

14.   Amendments to or Discontinuation of the Plan.

The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

15.   Effective Date and Approvals.

This Plan became effective on August 14, 1996, the date it was adopted by the Board of Directors. The shareholders of the Company approved the Plan within twelve (12) months of the date of adoption.

The Company’s obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such

Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company’s counsel with, all applicable federal and state securities and other laws.

16.   Term of Plan.

No rights shall be granted under the Plan after May 18, 2016.

17.   Administration of the Plan.

The Board of Directors or any committee or person(s) to whom it delegates its authority (the “Administrator”) shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

The Board of Directors amended and restated this Plan on March 23, 2001.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 17, 2001.

The Board of Directors amended and restated this Plan on March 21, 2002.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 16, 2002.

The Compensation Committee of the Board of Directors authorized amendment and restatement of this Plan on March 21, 2002 which changes were made effective as of February 14, 2003 and November 7, 2003. Because of the ministerial nature of the changes, the approval of the stockholders was not required.

The Compensation Committee of the Board of Directors has been redesignated as the Compensation, Nominating and Governance Committee of the Board of Directors.

The Board of Directors amended and restated this Plan on March 14, 2003.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 21, 2003.

The Board of Directors amended and restated this Plan on April 4, 2005.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2005.

The Board of Directors amended and restated this Plan on September 13, 2005.

The amendment and restatement was approved by the stockholders at the Annual Meeting of Stockholders on May 18, 2006.

The Board of Directors amended and restated this Plan on January 16, 2007.

ARQULE, INC.
19 PRESIDENTIAL WAY
WOBURN, MA 01801

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Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ArQule, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	ARQUL1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARQULE, INC.

The Board recommends a vote “FOR” Proposals 1, 2, 3 and 4.

Vote On Directors

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee’s name on the line below.
1.	To elect Michael D. Loberg and Nancy A. Simonian as directors to hold office for a term of three years and until their respective successors are elected and qualified;	☐	☐	☐

Vote On Proposals

		For	Against	Abstain
2.

To approve an amendment to our Amended and Restated 1996 Director Stock Option Plan to increase the number of shares of common stock available for awards under such plan by 250,000 from 500,500 to 750,500 shares of common stock.

		☐	☐	☐
3.

To approve an amendment to our Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for purchase by participants in such plan by 370,000 from 1,230,000 to 1,600,000 shares of common stock; and

		☐	☐	☐
4.	To ratify the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no such directions are given, this proxy will be voted “FOR” the election of the nominees listed above and “FOR” proposals 2, 3 and 4. In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the meeting.

NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
ARQULE, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 18, 2006

The undersigned stockholder of ArQule, Inc. hereby appoints Peter S. Lawrence and Robert J. Connaughton, Jr., and each of them acting individually as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ArQule, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Daylight Saving Time on Friday May 18, 2007, at The Museum of Science, Science Park, Boston, MA 02114, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THlS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.